FOR IMMEDIATE RELEASE

  Contacts:   Julia Samsal         or         Paul JJ Payack
              800-672-7670                    612/424-1555
              612/424-1649                    Internet: pjjpayack@network.com

  Internet: julie.samsal@network. com
  Web Server: HTTP://www.network.com

                    NETWORK SYSTEMS CORPORATION REPORTS 1994
                      FOURTH QUARTER AND YEAR-END RESULTS

  Minneapolis, January 26, 1995--Network Systems Corporation (NASDAQ-NMS:
NSCO), a leader in the high-performance internetworking marketplace, today announced unaudited results for the three- and twelve-months periods ended December 31, 1994.

  Reported revenues for the fourth quarter ended December 31, 1994, were $55.3 million, down 18 percent from the $67.1 million recorded in the fourth quarter of the prior year. The net loss was $26.5 million after taxes (87 cents per share). This includes a pre-tax charge of $8 million related to an expense reduction program, as previously announced in December 1994, and other expenses, partially related to the transition to new products, including inventory and receivable writedowns and increased development expenses. In addition, consistent with operating results for the quarter and the year, the company increased deferred tax-asset valuation reserves during the quarter. This compares to a net loss of $5.1 million (17 cents per share) in the fourth quarter of 1993. The fourth quarter of 1993 included a $15.6 million charge for the acquisition of Bytex and associated restructuring. For the year, revenues increased 7 percent to $231.8 million from $215.6 million recorded for the prior year. For the year, the net loss was $23.8 million after taxes (79 cents per share), including the restructing charge and the valuation reserve on deferred tax assets compared to net income of $2.2 million (7 cents per share) in the prior year.

  "While these are disappointing results, these measures will help keep NSC lean and should enable us to compete more effectively in the months ahead," said Michael F.G. Ashby, Chief Operating Officer. "We believe our results can, in part, be attributed to uncertainty over our planned merger with StorageTek, particularly true in the U.S. field, where we lost a number of sales representatives following the merger announcement. However, the situation has been stabilized, and we are currently close to nearly full field staffing."

  The $8 million charge covered a worldwide workforce reduction on the order of 10 percent that was completed in mid-January, and the cost of the abandonment of certain fixed assets and leases related to these actions.

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

  The cost of transition to our new products and other expenses have significantly added to our loss in the fourth quarter. These costs include approximately $1.3 million of additional development costs related to the final stages of our new internetworking products to be introduced in early 1995; obsolesence reserves of approximately $1.4 million as a result of both the reduced revenue for the quarter and the transition to our new products, an additional provision of approximately $1.5 million related to bad debts identified in the fourth quarter, and $1.4 million related to our cancellation of an OEM contract in the quarter.

  As discussed earlier, the company increased deferred tax asset valuation reserves during the fourth quarter. These additional reserves (relating principally to previously established deferred tax assets) increased the fourth quarter and year-to-date income tax expense by approximately $7.2 million. In addition, the company recorded no tax benefit relating to the 1994 operating loss.

  The reductions in force excluded key field sales and service functions, as well as key development projects. NSC is in the final stages of the most extensive development effort in its history, which will result in eight new products being introduced in 1995. Five of these product launches will occur in the first quarter. These products, which address some of the fastest- growing segments of the internetworking marketplace, include the Enterprise Routing Switch(TM) (ERS(TM)), the Bytex 7700 Port-Switching Ethernet Hub(TM), and the Security Router(TM).

  Michael Ashby said, "We are exiting 1994 with a strong balance sheet and a healthy cash position and have received notification of an approximate $17 million refund from the IRS before the end of the first quarter. By aggressively cutting expenses in the first quarter, the corporation will more quickly return to fiscal health as our newly revitalized product line is rolled out during 1995," Michael Ashby concluded, "As a company, we are convinced that our new product set, together with the merger with StorageTek that we expect to complete shortly, will help us realize our vision."

  Network Systems Corporation (NASDAQ: NSCO) is a leader in providing high performance, heterogeneous, secure Networks-on- Demand(TM) creating virtual networks across the enterprise from the data center to the desktop. Network Systems Corporation and Storage Technology Corporation have entered into an agreement to merge. NSC consists of the Network Systems Corporation, Bytex(R)", Bus-Tech(R)" and TMD(R)"; Bus-Tech and Bytex were acquired during 1993, and TMD Software, which was acquired in 1994. Network Systems and TMD are headquartered in Minneapolis; Bytex (with switching hub technology) and Bus-Tech (with channel expertise) in Boston. NSC has 11 international subsidiaries and sales and service in more than 30 countries. Network Systems, an ISO 9001-certified company, posted 1993 revenues of $215 million.

  Note to Editors: Network Systems, NSC, Bytex, and BUS-TECH are registered trademarks of the Network Systems Corporation. ERS, Enterprise Routing Switch, Networks-on-Demand, and Security Router are trademarks of the NSC.
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                          NETWORK SYSTEMS CORPORATION

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)

                                          THREE MONTHS        TWELVE MONTHS
                                              ENDED               ENDED
                                          DECEMBER 31,        DECEMBER 31,
                                        ------------------  ------------------
                                          1994      1993      1994      1993
                                        --------  --------  --------  --------
                                          (IN THOUSANDS EXCEPT PER-SHARE
                                                     AMOUNTS)
REVENUES:
  Product.............................. $ 37,007  $ 50,082  $158,834  $150,280
  Services.............................   18,323    17,028    72,922    65,278
                                        --------  --------  --------  --------
    Total revenues.....................   55,330    67,110   231,756   215,558
COST OF REVENUES:
  Product..............................   23,121    23,441    77,866    66,770
  Services.............................   12,202    11,409    46,447    42,320
                                        --------  --------  --------  --------
    Total cost of revenues.............   35,323    34,850   124,313   109,090
GROSS PROFIT...........................   20,007    32,260   107,443   106,468
OPERATING EXPENSES:
  Research and development.............    9,957     8,388    36,272    27,762
  Selling, general, and administrative.   21,871    19,349    79,749    68,499
  Amortization of intangibles .........      625       417     2,499       417
  Acquisition, restructuring, and ac-
   quired research and development
   costs...............................    8,000    15,642     8,000    15,642
                                        --------  --------  --------  --------
    Total operating expenses...........   40,453    43,796   126,520   112,320

INCOME (LOSS) FROM OPERATIONS..........  (20,446)  (11,536)  (19,077)   (5,852)
INTEREST INCOME, NET...................      861     1,499     3,817     7,339
                                        --------  --------  --------  --------
INCOME (LOSS) BEFORE INCOME TAXES......  (19,585)  (10,037)  (15,260)    1,487
PROVISION FOR (BENEFIT FROM) INCOME
 TAXES.................................    6,940    (4,960)    8,560      (720)
                                        --------  --------  --------  --------
NET INCOME (LOSS)...................... $(26,525) $ (5,077) $(23,820) $  2,207
                                        ========  ========  ========  ========
EARNINGS PER COMMON AND COMMON EQUIVA-
 LENT SHARE............................ $  (0.87) $  (0.17) $  (0.79) $   0.07
Common and common equivalent shares
 used in the calculation of earnings
 per share.............................   30,366    29,707    30,120    30,118

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                          NETWORK SYSTEMS CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                      (UNAUDITED)
                                                      DECEMBER 31, DECEMBER 31,
                                                          1994       1993(1)
                                                      ------------ ------------
(IN THOUSANDS)
                       Assets:
Cash and short-term investments and marketable secu-
 rities..............................................   $ 27,633     $ 33,813
Trade receivables, net...............................     58,778       64,495
Other receivables....................................      1,995        5,531
Inventories..........................................     21,686       26,599
Other current assets.................................      9,586       26,029
                                                        --------     --------
    Total current assets.............................    119,678      156,467
Net property, plant, and equipment...................     53,304       43,849
Goodwill and other intangible assets, net............     39,207       36,534
Income tax deposits, including interest..............     17,611       39,804
Other assets.........................................     39,639       28,827
                                                        --------     --------
                                                        $269,439     $305,481
                                                        ========     ========
        Liabilities and Stockholders' Equity:
Current liabilities..................................   $ 42,761     $ 56,637
Long-term debt.......................................        --         1,000
Deferred compensation................................     12,962       11,852
Deferred income taxes................................        --         3,360
Other long-term liabilities..........................      8,301        9,251
    Total stockholders' equity.......................    205,415      223,381
                                                        --------     --------
                                                        $269,439     $305,481
                                                        ========     ========

- --------
1 The balance sheet at December 31, 1993, has been condensed from the audited financial statements.